SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2004

McMoRan Exploration Co.

                         Delaware

                          001-07791

               72-1424200

        (State or other

            (Commission

                      (IRS Employer

         jurisdiction of

            File Number)

                        Identification

         incorporation or

                           Number)

         organization)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Item 12. Results of Operations and Financial Conditions.

McMoRan Exploration Co. issued a press release dated July 22, 2004 announcing its second-quarter and six-month 2004 results and updated its Gulf of Mexico drilling and Main Pass Energy HubTM activities (Exhibit 99.1).   McMoRan also presented slides that are available on its web site and which accompanied its quarterly earnings conference call (Exhibit 99.2). During the quarterly earnings conference call, McMoRan, in response to a question, discussed the status of the litigation between McMoRan and Offshore Specialty Fabricators Inc (OSFI) as described below:

In July 2004, McMoRan settled the litigation with OSFI relating to the turnkey contract for reclamation of Main Pass Block 299.  In accordance with the settlement, OSFI will complete the Main Pass Block 299 Phase I reclamation work and McMoRan will pay OSFI the remaining $2.5 million balance for Phase I reclamation.  In addition, OSFI will not have any obligations regarding the Phase II reclamation of Main Pass.  Pursuant to the settlement, OSFI will also have an option to participate in the Main Pass Energy HubTM project for up to 10 percent on a basis parallel to McMoRan’s agreement with K1 USA Energy Production Corporation (K1 USA).  As previously reported, K1 USA has an option to participate as a passive equity investor in up to 15 percent of McMoRan’s equity interest in the Main Pass Energy HubTM  project by funding its equity share (see Notes 3 and 4 of our 2003 Form 10-K).

SIGNATURE

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

McMoRan Exploration Co.

By:  /s/ C. Donald Whitmire, Jr.

     ------------------------------------

         C. Donald Whitmire, Jr.

    Vice President & Controller –

          Financial Reporting

    (authorized signatory and

     Principal Accounting Officer)

Date:  July 22, 2004

McMoRan Exploration Co.

Exhibit Index

Exhibit

Number

99.1        Press release dated July 22, 2004 “McMoRan Exploration Co. Reports Second-Quarter and Six-Month 2004 Results & Updates Gulf of Mexico Drilling & Main Pass Energy HubTM Activities.”

99.2        Slides presented in conjunction with July 22, 2004 McMoRan Second-Quarter 2004 earnings conference call conducted via the internet.